                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Blue Rhino Corporation


We consent to the inclusion in this pre-effective Amendment No. 1 to the registration statement of Form S-1 (Registration No. 333-47669) of Blue Rhino Corporation of our reports dated September 5, 1997, except for Note 7, for which the date is December 18, 1997, on our audits of the consolidated financial statements of Blue Rhino Corporation. We also consent to the reference of our firm under the captions "Experts" and "Selected Consolidated Financial Data."

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Greensboro, North Carolina
April 22, 1998